FOR IMMEDIATE RELEASE
CARRIAGE SERVICES ANNOUNCES RECORD 2014 ANNUAL RESULTS
RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – February 25, 2015 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the year ending December 31, 2014.
Mel Payne, Chief Executive Officer, stated, “Our 2014 full year performance was an earning power milestone record with Adjusted Net Income of $24.8 million equal to Adjusted Diluted EPS of $1.34 and Adjusted Net Income Margin of 11.0% on record revenues of $226.1 million, made possible by an extraordinarily strong fourth quarter finish of Adjusted Diluted EPS of $0.38 on record revenues of $59.4 million. Carriage as a consolidation and operating platform for funeral homes and cemeteries has reached an “earning power sweet spot” in maturity and size, as reflected by the leveraging of a 12.9% total revenue increase in the fourth quarter into much larger increases of 25.6% in Total Field EBITDA, 27.8% in Adjusted Consolidated EBITDA, and 52.0% in Adjusted Diluted EPS.
We fully expect this sustainable earning power trend from existing operations and the value creation leveraging dynamics to continue into 2015 and thereafter and to be supplemented by new, high quality acquisitions from our growing pipeline of top quality acquisition candidates in strategic markets. We are therefore raising our Rolling Four Quarter Outlook range on revenue to $244 - $248 million and Adjusted Diluted EPS to $1.55 - $1.59.
The 2014 year was the third year in our defined Five Year Carriage Good To Great Journey with an annual theme of Carriage Services 2014: Being the Best - One Team, One Vision! Highlights of the year were as follows:

1.	Dave DeCarlo joined Bill Heiligbrodt and me in March as a member of the Executive Team with the primary responsibility of growing the Company by selective, strategic acquisitions;

2.	Entered two large, new strategic markets, New Orleans and Washington, D.C., with the acquisition from SCI in May of five funeral homes and one combination business;

3.
Completed the refinancing in May of all the old high rate components of our balance sheet with low rate $325 million syndicated five year bank credit facilities and $143.75 million seven year convertible subordinated notes;

4.
Established a highly collaborative Operations and Strategic Growth Leadership Team (OSGLT) comprised of the Executive Team and twelve senior leaders representing field operations and Houston Support teams. This group operates informally as owner leaders without titles, direct reports, etc., and addresses all important Carriage value creation matters consistent with One Team, One Vision;

5.
Updated and revised Strategic Acquisition Model criteria and methodologies to directly align with Standards Operating and 4E Leadership Models, and began building a new Strategic Development Team under Dave's leadership focused on building relationships with top quality acquisition candidates in large and medium strategic markets and areas.

Year Ended December 31, 2014

•	Total Revenue of $226.1 million, an increase of 6.1%;

•	Adjusted Consolidated EBITDA of $61.7 million, an increase of 10.1%;

•	Adjusted Consolidated EBITDA Margin up 100 basis points to 27.3%;

•	Adjusted Diluted Earnings Per Share of $1.34, an increase of 36.7%; and

•	Adjusted Free Cash Flow of $34.2 million, an increase of 2.8%.

Three Months Ended December 31, 2014

•	Total Revenue of $59.4 million, an increase of 12.9%;

•	Adjusted Consolidated EBITDA of $17.1 million, an increase of 27.8%;

•	Adjusted Consolidated EBITDA Margin up 330 basis points to 28.7%;

•	Adjusted Diluted Earnings Per Share of $0.38, an increase of 52.0%; and

•	Adjusted Free Cash Flow of $7.0 million, an increase of 4.0%
We begin the fourth year of our defined Five Year Carriage Good To Great Journey with a company that is materially better in all areas than one year ago. While we understand that public investors must rely on our reported quantitative financial results covering a recent short period of time to judge our progress, the internal qualitative drivers of our increasing quantitative success are our Five Guiding Principles, three innovative operating, leadership and growth models, High Performance Standards, relentless focus on 4E Leadership and Right Quality of Staff and the collaboration dynamic across all field operations and Houston Support teams. Linked together, these ideas and concepts form our High Performance Culture Framework of value creation, which we believe will produce superior quantitative results over the next several years that will attract the best acquisition candidates and talent in our industry to join and contribute to the Carriage Good To Great Journey.
As we successfully execute our three models (Standards Operating, Strategic Acquisition and 4E Leadership) over this year and next to complete our Five Year Good to Great Journey, we fully expect to accelerate the earning power of our Carriage Consolidation and Operating Platform. However, by the end of 2016 we will also have redefined our Carriage Good to Great Journey over a new five year timeframe with new goals, always keeping our Mission of Being The Best and Five Guiding Principles together with shareholder value creation uppermost in mind. Lastly and importantly for our company leadership and employees, I am extremely proud to publicly announce our Good To Great annual theme for this year,” concluded Mr. Payne.
“Carriage Services 2015: High Performance through Passion and Partnership!”
TOTAL FIELD OPERATIONS
For the Year Ended December 31, 2014 compared to Year Ended December 31, 2013

•	Total Field Revenue increased 6.1% to $226.1 million;

•	Total Field EBITDA increased 7.0% to $90.4 million;

•	Total Field EBITDA Margin increased 40 basis points to 40.0%;

•	Total Funeral Operating Revenue increased 6.8% to $164.3 million;

•	Same Store Funeral Revenue decreased 0.7% with same store volume decreasing 1.2%;

•	Acquisition Funeral Revenue increased 33.5% with acquisition volume increasing 26.9%;

•	Total Funeral Field EBITDA increased 9.0% to $60.5 million;

•	Total Funeral Field EBITDA Margin increased 80 basis points to 36.8%;

•	Total Cemetery Operating Revenue increased 5.9% to $42.9 million;

•	Cemetery preneed property sale contracts increased 5.5% to 7,408;

•	Preneed property revenue recognized increased 5.4% and At-need revenue increased 10.8%;

•	Total Cemetery Field EBITDA increased 4.1% to $12.2 million;

•	Total Cemetery Field EBITDA Margin decreased 40 basis points to 28.5%;

•	Total Financial Revenue increased 1.5% to $19.0 million;

•	Funeral Financial Revenue increased 2.7% to $9.5 million;

•	Cemetery Financial Revenue remained flat at $9.5 million;

•	Total Financial EBITDA increased 2.2% to $17.7 million;

•	Total Financial EBITDA Margin increased 70 basis points to 93.0%.

ADJUSTED FREE CASH FLOW
Carriage produced Adjusted Free Cash Flow from operations for the year ended December 31, 2014 of $34.2 million compared to $33.2 million for the corresponding period in 2013. The sources and uses of cash for the year ended December 31, 2013 and 2014 consisted of the following (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014

Cash flow provided by operations	$8.6	$8.9	$39.8	$36.6
Adjustment for tax benefit from Good to Great stock awards	—	—	—	4.8
Cash used for maintenance capital expenditures	(1.9)	(1.9)	(6.6)	(7.2)
Adjusted Free Cash Flow	$6.7	$7.0	$33.2	$34.2
Cash at beginning of period	0.9	3.0	1.7	1.4
Acquisitions and land for new construction	(13.7)	(1.0)	(19.7)	(57.9)
Net proceeds from sale of businesses and other assets	1.9	0.3	10.2	2.2
Net (payments) borrowings on our revolving credit facility, term loan and long-term debt obligations	7.6	(4.3)	(19.0)	6.1
Proceeds from issuance of convertible subordinated notes	—	—	—	143.7
Payment of debt issuance costs related to the convertible subordinated notes	—	—	—	(4.7)
Payment of loan origination costs related to the credit facility	—	—	(0.6)	(0.8)
Redemption of convertible junior subordinated debentures	—	—	—	(89.7)
Payments for performance-based stock awards	—	—	—	(16.2)
Cash used for growth capital expenditures	(1.3)	(3.6)	(4.1)	(16.5)
Dividends on common stock	(0.5)	(0.5)	(1.8)	(1.8)
Excess tax benefit of equity compensation, net of benefit from Good to Great stock awards	(0.4)	(0.6)	0.6	(0.8)
Other investing and financing activities	0.2	0.1	0.9	1.2
Cash at end of period	$1.4	$0.4	$1.4	$0.4

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of our existing portfolio of businesses for the rolling four quarter period ending December 31, 2015, the performance of the trusts, and our view of the activity within the industry acquisition landscape. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.

ROLLING FOUR QUARTER OUTLOOK – Period Ending December 31, 2015

Range (in millions, except per share amounts)
Revenues	$244 - $248
Adjusted Consolidated EBITDA	$70 - $72
Adjusted Net Income	$28 - $30
Adjusted Diluted Earnings Per Share(1)	$1.55 - $1.59

Factors affecting our analysis include, among others, number, size and timing of closing of acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending December 31, 2015 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Increases in Acquired Cemetery Revenue and Acquired Cemetery Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Same Store Cemetery Revenue and Same Store Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•
Reduced interest expense in conjunction with the fourth and fifth amendments to our bank credit facilities and the $143.75 2.75% Convertible Notes, including the add-back to Adjusted Diluted EPS of non-tax deductible accretion on the Convertible Notes to reflect the Non-GAAP normalized earning power of the Company.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to a share price increase and EPS dilution calculations related to our new convertible notes, as explained more fully on page 6 in this press release.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, February 26, 2015 at 9:30 a.m. CT. To participate in the call, please dial 866-516-3867 (ID-67804537) and ask for the Carriage Services conference call. A replay of the conference call will be available through March 2, 2015 and may be accessed by dialing 855-859-2056 (ID-67804537). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the year ended December 31, 2014, Carriage’s discretionary trust funds gained 8.3% compared to our 70/30 index benchmark of 5.8%. Over the same period in the discretionary portfolio, the fixed income return was 6.9%, beating the High Yield Index of 2.5% while the equity return was 7.6%, underperforming the S&P 500 at 13.7%. The current yield on Carriage's discretionary fixed income portfolio, which comprises 72% of discretionary trust assets, is 8.5% and the estimated annual income for the discretionary portfolio is approximately $10.8 million.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)
1 year ended 12/31/14	8.3%	7.9%	13.7%	2.5%	5.8%
2 years ended 12/31/14	23.8%	22.7%	50.4%	10.1%	22.2%
3 years ended 12/31/14	48.9%	43.7%	74.5%	27.5%	41.6%
4 years ended 12/31/14	44.6%	41.0%	78.1%	33.8%	47.1%
5 years ended 12/31/14	74.5%	66.6%	105.0%	54.1%	69.3%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2014 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$13,628	7%	$29,366	12%
Equities	36,232	19%	54,035	23%
Fixed Income	134,107	72%	149,622	63%
Other/Insurance	3,386	2%	3,629	2%
Total Portfolios	$187,353	100%	$236,652	100%

CONVERTIBLE NOTES

On March 13, 2014, when our common stock closed at $17.03 per share, we executed a new seven year convertible subordinated debenture (new convertible notes) in the amount of $143.75 million with a coupon of 2.75% and 32.5% conversion premium equal to a conversion price of $22.56 per share. We used a majority of the proceeds to refinance a traditional 7% coupon, $90 million convertible security due in 2029 (Tides convertible) with a conversion price of $20.44, which was adding 4.4 million shares to our reported fully diluted EPS calculation (24% dilution) when our stock price traded “in the money” above $20.44 even though none of these securities were ever converted into common stock.

In most traditional convertible securities issued prior to the last ten years (including in our refinanced Tides security issued in 1999), full dilution kicks in to the calculation of EPS once the stock price rises above the conversion price (in the money). That will not be the case with our new convertible notes because of highly favorable anti-dilution features (net share settlement). The in the money option value can be settled in cash using any form of financing at our discretion, meaning that depending on the amount of net share settlement need at any time and the financing method selected by management, the actual number of new shares outstanding in the future may differ materially from the technical calculation of EPS pursuant to the share count mechanics of the new convertible notes.

While the mechanics of the in the money payment features on our new convertible notes are somewhat complex, the main points are that dilution is restricted to under 20% of outstanding shares as of the March 19, 2014 issue date (about 3.6 million shares). The new convertible notes become eligible for conversion at $29.33 per share and reach the maximum potential 20% dilution at a price of $54 per share, as the New York Stock Exchange rules restrict the maximum dilution of an unregistered convertible to 20% for any listed member such as Carriage.

We had about 18 million fully diluted shares outstanding when the new convertible notes were issued in March 2014, so it is easy using the chart below to determine the EPS share count dilution calculation as our share price increases over time. For example, at a share price of $26, the threshold of 5% dilution is reached, so 5% of 18 million or 900,000 shares are added to the weighted average number of fully diluted shares for the period whose EPS performance is covered. Likewise, a share price of $32 triggers the 10% dilution threshold or 1.8 million added shares, a share price of $40 triggers the 15% dilution threshold or 2.7 million additional shares, and a $54 share price triggers the 20% dilution maximum threshold adding 3.6 million shares to our EPS calculation for the EPS period covered.

Convertible Bond Issue March 2014
2.75% Coupon, 32.5% Conversion Premium, 7 Year Subordinated
Slow & limited dilution impact - Percentage dilution with stock price increase
25%
20%
15%
10%
5%
0%
Stock $17.03
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
$55.00

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2014	% Change	2013	2014	% Change

Same Store Contracts
Atneed Contracts	4,400	4,578	4.0%	18,149	18,133	-0.1%
Preneed Contracts	1,188	1,193	0.4%	4,908	4,641	-5.4%
Total Same Store Funeral Contracts	5,588	5,771	3.3%	23,057	22,774	-1.2%
Acquisition Contracts
Atneed Contracts	1,513	2,079	37.4%	5,689	7,260	27.6%
Preneed Contracts	280	387	38.2%	1,108	1,368	23.5%
Total Acquisition Funeral Contracts	1,793	2,466	37.5%	6,797	8,628	26.9%
Total Funeral Contracts	7,381	8,237	11.6%	29,854	31,402	5.2%

Funeral Operating Revenue
Same Store Revenue	$29,563	$30,619	3.6%	$120,191	$119,322	-0.7%
Acquisition Revenue	8,880	12,841	44.6%	33,660	44,930	33.5%
Total Funeral Operating Revenue	$38,443	$43,460	13.1%	$153,851	$164,252	6.8%

Cemetery Operating Revenue
Same Store Revenue	$9,695	$10,624	9.6%	$40,181	$41,257	2.7%
Acquisition Revenue	66	565	756.1%	298	1,599	436.6%
Total Cemetery Operating Revenue	$9,761	$11,189	14.6%	$40,479	$42,856	5.9%

Financial Revenue
Preneed Funeral Commission Income	$418	$400	-4.3%	$1,853	$2,036	9.9%
Preneed Funeral Trust Earnings	1,794	1,949	8.6%	7,378	7,447	0.9%
Cemetery Trust Earnings	1,875	2,051	9.4%	8,095	8,123	0.3%
Preneed Cemetery Finance Charges	348	370	6.3%	1,418	1,410	-0.6%
Total Financial Revenue	$4,435	$4,770	7.6%	$18,744	$19,016	1.5%
Total Revenue	$52,639	$59,419	12.9%	$213,074	$226,124	6.1%

Field EBITDA
Same Store Funeral Field EBITDA	$10,004	$12,050	20.5%	$44,973	$44,756	-0.5%
Same Store Funeral Field EBITDA Margin	33.8%	39.4%	560 bp	37.4%	37.5%	10 bp
Acquisition Funeral Field EBITDA	2,743	4,711	71.7%	10,486	15,718	49.9%
Acquisition Funeral Field EBITDA Margin	30.9%	36.7%	580 bp	31.2%	35.0%	380 bp
Total Funeral Field EBITDA	$12,747	$16,761	31.5%	$55,459	$60,474	9.0%
Total Funeral Field EBITDA Margin	33.2%	38.6%	540 bp	36.0%	36.8%	80 bp

Same Store Cemetery Field EBITDA	$2,684	$3,290	22.6%	$11,757	$11,845	0.7%
Same Store Cemetery Field EBITDA Margin	27.7%	31.0%	330 bp	29.3%	28.7%	-60 bp
Acquisition Cemetery Field EBITDA	(10)	112	1,220.0%	(43)	351	916.3%
Acquisition Cemetery Field EBITDA Margin	-15.2%	19.8%	3,500 bp	-14.4%	22.0%	3,640 bp
Total Cemetery Field EBITDA	$2,674	$3,402	27.2%	$11,714	$12,196	4.1%
Total Cemetery Field EBITDA Margin	27.4%	30.4%	300 bp	28.9%	28.5%	-40 bp

Funeral Financial EBITDA	$1,958	$2,041	4.2%	$7,966	$8,348	4.8%
Cemetery Financial EBITDA	2,179	2,358	8.2%	9,338	9,341	—%
Total Financial EBITDA	$4,137	$4,399	6.3%	$17,304	$17,689	2.2%
Total Financial EBITDA Margin	93.3%	92.2%	-110 bp	92.3%	93.0%	70 bp

Total Field EBITDA	$19,558	$24,562	25.6%	$84,477	$90,359	7.0%
Total Field EBITDA Margin	37.2%	41.3%	410 bp	39.6%	40.0%	40 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2014	% Change	2013	2014	% Change

Overhead
Total Variable Overhead	$1,944	$2,425	24.7%	$8,845	$10,764	21.7%
Total Regional Fixed Overhead	538	758	40.9%	3,346	3,136	-6.3%
Total Corporate Fixed Overhead	4,819	4,902	1.7%	20,829	20,227	-2.9%
Total Overhead	$7,301	$8,085	10.7%	$33,020	$34,127	3.4%
Overhead as a percent of sales	13.9%	13.6%	-30 bp	15.5%	15.1%	-40 bp

Consolidated EBITDA	$12,257	$16,477	34.4%	$51,457	$56,232	9.3%
Consolidated EBITDA Margin	23.3%	27.7%	440 bp	24.1%	24.9%	80 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,823	$3,142	11.3%	$11,635	$11,923	2.5%
Non Cash Stock Compensation	617	920	49.1%	2,916	3,832	31.4%
Interest Expense	3,066	2,593	-15.4%	13,437	10,308	-23.3%
Accretion on Convertible Subordinated Notes	—	805		—	2,452
Loss on Early Extinguishment of Debt	—	—		—	1,042
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		—	3,779
Other, Net	—	571		(896)	195	-121.8%
Pretax Income	$5,751	$8,446	46.9%	$24,365	$22,701	-6.8%
Net Tax Provision	1,519	3,079		9,245	7,255
GAAP Net Income	$4,232	$5,367	26.8%	$15,120	$15,446	2.2%

Special Items, Net of tax except for **
Withdrawable Trust Income	$281	$198		$960	$1,181
Acquisition and Divestiture Expenses	246	49		496	764
Severance Costs	105	101		965	697
Consulting Fees	90	41		368	277
Other Incentive Compensation	—	—		—	660
Accretion on Convertible Subordinated Notes **	—	805		—	2,452
Costs Related to Credit Facility	—	—		248	688
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		—	2,493
Loss (Gain) on Asset Purchase	—	379		—	(367)
Securities Transaction Expenses	—	—		160	—
Other Special Items	—	—		(484)	503
Tax Adjustment from Prior Period **	(338)	—		260	—
Sum of Special Items, Net of tax	$384	$1,573	309.6%	$2,973	$9,348	214.4%

Adjusted Net Income	$4,616	$6,940	50.3%	$18,093	$24,794	37.0%
Adjusted Net Profit Margin	8.8%	11.7%	290 bp	8.5%	11.0%	250 bp

Adjusted Basic Earnings Per Share	$0.25	$0.38	52.0%	$1.00	$1.35	35.0%
Adjusted Diluted Earnings Per Share	$0.25	$0.38	52.0%	$0.98	$1.34	36.7%

GAAP Basic Earnings Per Share	$0.23	$0.29	26.1%	$0.83	$0.84	1.2%
GAAP Diluted Earnings Per Share	$0.23	$0.29	26.1%	$0.82	$0.83	1.2%

Effective Tax Rate	26.4%	36.5%		37.9%	32.0%
Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$12,257	$16,477	34.4%	$51,457	$56,232	9.3%
Withdrawable Trust Income	426	300		1,454	1,788
Acquisition and Divestiture Expenses	372	74		752	1,158
Severance Costs	158	153		1,462	1,056
Consulting Fees	136	62		557	419
Securities Transaction Expenses	—	—		242	—
Other Incentive Compensation	—	—		—	1,000
Other Special Items	—	—		83	—
Adjusted Consolidated EBITDA	$13,349	$17,066	27.8%	$56,007	$61,653	10.1%
Adjusted Consolidated EBITDA Margin	25.4%	28.7%	330 bp	26.3%	27.3%	100 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,377	$413
Accounts receivable, net	17,950	19,264
Assets held for sale	3,544	—
Inventories	5,300	5,294
Prepaid expenses	4,421	4,590
Other current assets	3,525	7,144
Total current assets	36,117	36,705
Preneed cemetery trust investments	68,341	71,972
Preneed funeral trust investments	97,144	97,607
Preneed receivables, net	24,521	26,284
Receivables from preneed trusts	11,166	12,809
Property, plant and equipment, net	160,690	186,211
Cemetery property	72,911	75,564
Goodwill	221,087	257,442
Deferred charges and other non-current assets	12,280	14,264
Cemetery perpetual care trust investments	42,342	48,670
Total assets	$746,599	$827,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,424	$9,838
Accounts payable	7,046	6,472
Other liabilities	9,939	1,437
Accrued liabilities	12,854	15,203
Liabilities associated with assets held for sale	4,357	—
Total current liabilities	47,620	32,950
Long-term debt, net of current portion	105,642	111,887
Revolving credit facility	36,900	40,500
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	—
Convertible subordinated notes due 2021	—	114,542
Obligations under capital leases, net of current portion	3,786	3,098
Deferred preneed cemetery revenue	55,479	56,875
Deferred preneed funeral revenue	30,588	31,265
Deferred tax liability	11,915	36,414
Other long-term liabilities	1,548	2,401
Deferred preneed cemetery receipts held in trust	68,341	71,972
Deferred preneed funeral receipts held in trust	97,144	97,607
Care trusts’ corpus	41,893	48,142
Total liabilities	590,626	647,653
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,183,000 and 22,434,000 issued as of December 31, 2013 and 2014, respectively	222	224
Additional paid-in capital	204,324	212,386
Accumulated deficit	(33,306)	(17,468)
Treasury stock, at cost; 3,922,000 shares at December 31, 2013 and 2014	(15,267)	(15,267)
Total stockholders’ equity	155,973	179,875
Total liabilities and stockholders’ equity	$746,599	$827,528

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2014	2013	2014

Revenues	$52,639	$59,419	$213,074	$226,124
Field costs and expenses	38,239	40,492	148,789	156,116
Gross profit	$14,400	$18,927	$64,285	$70,008
General and administrative expenses	5,583	6,512	27,379	30,293
Operating income	$8,817	$12,415	$36,906	$39,715
Interest expense, net	(3,066)	(2,593)	(12,622)	(10,308)
Accretion of discount on convertible subordinated notes	—	(805)	—	(2,452)
Loss on early extinguishment of debt and other costs	—	—	—	(1,042)
Loss on redemption of convertible junior subordinated debentures	—	—	—	(3,779)
Other, net	—	(571)	81	567
Income from continuing operations before income taxes	$5,751	$8,446	$24,365	$22,701
Net provision for income taxes	(1,519)	(3,079)	(9,245)	(7,255)
Net income from continuing operations	$4,232	$5,367	$15,120	$15,446
Net income (loss) from discontinued operations, net of tax	(233)	11	4,176	392
Net income	$3,999	$5,378	$19,296	$15,838
Preferred stock dividend	—	—	(4)	—
Net income available to common stockholders	$3,999	$5,378	$19,292	$15,838

Basic earnings per common share:
Continuing operations	$0.23	$0.29	$0.83	$0.84
Discontinued operations	(0.01)	—	0.23	0.02
Basic earnings per common share	$0.22	$0.29	$1.06	$0.86
Diluted earnings per common share:
Continuing operations	$0.23	$0.29	$0.82	$0.83
Discontinued operations	(0.01)	—	0.18	0.02
Diluted earnings per common share	$0.22	$0.29	$1.00	$0.85

Dividends declared per common share	$0.025	$0.025	$0.100	$0.100

Weighted average number of common and common equivalent shares outstanding:
Basic	17,920	18,170	17,826	18,108
Diluted	22,488	18,358	22,393	18,257

The GAAP Diluted EPS and Adjusted Diluted EPS for the three and twelve months ended December 31, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures (TIDES) as a result of the if-converted method prescribed by accounting standards.

On August 1, 2014, we received notification that the Internal Revenue Service completed its examination of our tax year ended December 31, 2011 citing no change. As a result, we have re-measured our tax liability for unrecognized tax benefits related to personal goodwill which resulted in a tax benefit recognized of $1.7 million and an increase to Deferred tax liability of $5.6 million.  The tax benefit reduced the effective tax rate for the year ended December 31, 2014. Additionally, we recognized a credit to interest expense of $0.6 million related to the settled portion of the uncertain tax position.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2013	2014
Cash flows from operating activities:
Net income	$19,296	$15,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,748	11,945
Gain on sale of businesses and purchase of assets	(6,091)	(2,150)
Impairment of goodwill	100	1,180
Loss on early extinguishment of debt and other costs	—	1,042
Amortization of deferred financing costs	362	908
Accretion of discount on convertible subordinated notes	—	2,452
Provision for losses on accounts receivable	2,005	2,877
Stock-based compensation expense	3,583	4,622
Deferred income tax expense	12,572	5,295
Loss on redemption of convertible junior subordinated debentures	—	2,932
Other	85	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(3,329)	(4,146)
Inventories and other current assets	(337)	(2,590)
Deferred charges and other	(35)	(165)
Preneed funeral and cemetery trust investments	(1,415)	(203)
Accounts payable	1,142	(562)
Accrued and other liabilities	(3,294)	(1,529)
Deferred preneed funeral and cemetery revenue	1,187	303
Deferred preneed funeral and cemetery receipts held in trust	2,266	(1,484)
Net cash provided by operating activities	39,845	36,565

Cash flows from investing activities:
Acquisitions and land for new construction	(19,701)	(57,874)
Net proceeds from sale of businesses and other assets	10,184	2,192
Capital expenditures	(10,695)	(23,675)
Net cash used in investing activities	(20,212)	(79,357)

Cash flows from financing activities:
Net borrowings (payments) on the revolving credit facility	(7,800)	3,600
Net borrowings on the term loan	—	3,313
Proceeds from the issuance of convertible subordinated notes	—	143,750
Payment of debt issuance costs related to the convertible subordinated notes	—	(4,650)
Payments on long-term debt and obligations under capital leases	(11,219)	(840)
Redemption of convertible junior subordinated debentures	—	(89,748)
Payments for performance-based stock awards	—	(16,150)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	894	1,228
Dividends on common stock	(1,817)	(1,840)
Dividends on redeemable preferred stock	(4)	—
Payment of loan origination costs	(621)	(825)
Excess tax benefit of equity compensation	613	3,990
Net cash provided by (used in) financing activities	(19,954)	41,828

Net decrease in cash and cash equivalents	(321)	(964)
Cash and cash equivalents at beginning of year	1,698	1,377
Cash and cash equivalents at end of year	$1,377	$413

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(in thousands, except share and per share data)

	Year Ended December 31,
	2013	2014

Numerator for basic earnings per share:
Numerator from continuing operations
Income from continuing operations	$15,120	$15,446
Less: Earnings allocated to unvested restricted stock	(314)	(295)
Income attributable to continuing operations	$14,806	$15,151

Numerator from discontinued operations
Income from discontinued operations	$4,176	$392
Less: Earnings allocated to unvested restricted stock	(85)	(8)
Income attributable to discontinued operations	$4,091	$384

Numerator for diluted earnings per share:
Adjustment for diluted earnings per share:
Interest on convertible junior subordinated debentures, net of tax	3,454	—
	$3,454	$—

Income attributable to continuing operations	$18,260	$15,151
Income attributable to discontinuing operations	$4,091	$384

Denominator
Denominator for basic earnings per common share - weighted average shares outstanding	17,826	18,108
Effect of dilutive securities:
Stock options	175	149
Convertible junior subordinated debentures	4,392	—
Denominator for diluted earnings per common share - weighted average shares outstanding	22,393	18,257

Basic earnings per common share:
Continuing operations	$0.83	$0.84
Discontinued operations	0.23	0.02
Basic earnings per common share	$1.06	$0.86

Diluted earnings per common share:
Continuing operations	$0.82	$0.83
Discontinued operations	0.18	0.02
Diluted earnings per common share	$1.00	$0.85

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three and twelve months ended December 31, 2013 and 2014, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and twelve months ended December 31, 2013 and 2014 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Net Income from continuing operations	$4,232	$5,367	$15,120	$15,446
Special items, net of tax except for **
Withdrawable Trust Income	281	198	960	1,181
Acquisition and Divestiture Expenses	246	49	496	764
Severance Costs	105	101	965	697
Consulting Fees	90	41	368	277
Other Incentive Compensation	—	—	—	660
Securities Transaction Expenses	—	—	160	—
Accretion of Discount on Convertible Subordinated Notes **	—	805	—	2,452
Costs Related to the Credit Facility	—	—	248	688
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	—	2,493
Loss (gain) on Asset Purchase	—	379	—	(367)
Other Special Items	—	—	(484)	503
Tax Adjustment from Prior Period **	(338)	—	260	—
Total Special items affecting net income	$384	$1,573	$2,973	$9,348
Adjusted Net Income	$4,616	$6,940	$18,093	$24,794

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and twelve months ended December 31, 2013 and 2014 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Net income from continuing operations	$4,232	$5,367	$15,120	$15,446
Net provision for income taxes	1,519	3,079	9,245	7,255
Pre-tax earnings from continuing operations	$5,751	$8,446	$24,365	$22,701
Interest expense	3,066	2,593	13,437	10,308
Accretion of discount on convertible subordinated notes	—	805	—	2,452
Loss on early extinguishment of debt and other costs	—	—	—	1,042
Loss on redemption of convertible junior subordinated debentures	—	—	—	3,779
Non-cash stock compensation	617	920	2,916	3,832
Depreciation & amortization	2,823	3,142	11,635	11,923
Other, net	—	571	(896)	195
Consolidated EBITDA	$12,257	$16,477	$51,457	$56,232
Adjusted For:
Withdrawable Trust Income	$426	$300	$1,454	$1,788
Acquisition and Divestiture Expenses	372	74	752	1,158
Severance Costs	158	153	1,462	1,056
Consulting Fees	136	62	557	419
Other Incentive Compensation	—	—	—	1,000
Securities Transaction Expenses	—	—	242	—
Other Special Items	—	—	83	—
Adjusted Consolidated EBITDA	$13,349	$17,066	$56,007	$61,653
Revenue	$52,639	$59,419	$213,074	$226,124

Adjusted Consolidated EBITDA Margin	25.4%	28.7%	26.3%	27.3%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and twelve months ended December 31, 2013 and 2014 (in thousands):

Funeral Field EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Gross Profit (GAAP)	$11,057	$14,537	$48,874	$54,102
Depreciation & amortization	1,771	1,782	6,440	6,841
Regional & unallocated costs	1,877	2,483	8,111	7,879
Net financial income	(1,958)	(2,041)	(7,966)	(8,348)
Funeral Field EBITDA	$12,747	$16,761	$55,459	$60,474
Funeral Field Operating Revenue	$38,443	$43,460	$153,851	$164,252
Funeral Field EBITDA Margin	33.2%	38.6%	36.0%	36.8%

Cemetery Field EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Gross Profit (GAAP)	$3,343	$4,390	$15,411	$15,906
Depreciation & amortization	1,166	1,019	3,739	3,704
Regional & unallocated costs	344	351	1,902	1,927
Net financial income	(2,179)	(2,358)	(9,338)	(9,341)
Cemetery Field EBITDA	$2,674	$3,402	$11,714	$12,196
Cemetery Field Operating Revenue	$9,761	$11,189	$40,479	$42,856
Cemetery Field EBITDA Margin	27.4%	30.4%	28.9%	28.5%

Total Field EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Funeral Field EBITDA	$12,747	$16,761	$55,459	$60,474
Cemetery Field EBITDA	2,674	3,402	11,714	12,196
Funeral Financial EBITDA	1,958	2,041	7,966	8,348
Cemetery Financial EBITDA	2,179	2,358	9,338	9,341
Total Field EBITDA	$19,558	$24,562	$84,477	$90,359

Reconciliation of cash provided by operating activities to Adjusted Free Cash Flow from operations for the three and twelve months ended December 31, 2013 and 2014 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Cash flow provided by operations	$8,629	$8,916	$39,845	$36,565
Adjustment for tax benefit from Good to Great stock awards	—	—	—	4,802
Cash used for maintenance capital expenditures	(1,888)	(1,904)	(6,615)	(7,211)
Adjusted Free Cash Flow	$6,741	$7,012	$33,230	$34,156

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and twelve months ended December 31, 2013 and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
GAAP basic earnings per share from continuing operations	$0.23	$0.29	$0.83	$0.84
Special items affecting net income	0.02	0.09	0.17	0.51
Adjusted basic earnings per share	$0.25	$0.38	$1.00	$1.35

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and twelve months ended December 31, 2013 and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
GAAP diluted earnings per share from continuing operations	$0.23	$0.29	$0.82	$0.83
Special items affecting net income	0.02	0.09	0.13	0.51
Dilution effect of convertible junior subordinated debentures	—	—	0.03	—
Adjusted diluted earnings per share	$0.25	$0.38	$0.98	$1.34

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.